Exhibit 99.1

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

INDEX TO UNAUDITED CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

Condensed Consolidated Pro Forma Balance Sheet as of December 31, 2012	2
Condensed Consolidated Pro Forma Statement of Operations for the Year Ended December 31, 2012	3
Notes to Condensed Consolidated Pro Forma Financial Statements:
1. Basis of Presentation	4
2. Preliminary Acquisition Accounting	5
3. Loss on Extinguishment of Debt	5
4. Pro Forma Adjustments	6
5. Supplemental Information on Oil and Gas Producing Activities	7

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

(in thousands except per share data)

	As of December 31, 2012
		Pro Forma
	As Reported	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$17,650	$29,125	(a)	$46,775
Accounts receivable, net of allowance for doubtful accounts	62,978	—		62,978
Derivative assets	11,292	—		11,292
Other current assets	4,595	—		4,595

Total current assets	96,515	29,125		125,640
Property and equipment, net (successful efforts method)	1,723,359	444,375	(a)	2,167,734
Derivative assets	5,181	—		5,181
Other assets	17,934	17,619	(a)	35,553

Total assets	$1,842,989	$491,119		$2,334,108

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$111,655	$—		$111,655
Deferred income taxes	370	—		370

Total current assets	112,025	—		112,025
Other liabilities	28,901	1,500	(a)	30,401
Derivative liabilities	1,421	—		1,421
Deferred income taxes	210,767	(12,027	)(a)	198,740
Long-term debt	594,759	480,241	(a)	1,075,000
Shareholders’ equity:
Preferred stock of $100 par value—100,000 shares authorized; shares issued of 11,500	1,150	—		1,150
Common stock of $0.01 par value—128,000,000 shares authorized; shares issued of 55,117,346 (shares issued of 65,117,346 pro forma)	364	100	(a)	464
Paid-in capital	849,046	39,650	(a)	888,696
Retained earnings	45,790	(18,345	)(a)	27,445
Deferred compensation obligation	3,111	—		3,111
Accumulated other comprehensive loss	(982)	—		(982)
Treasury stock—218,320 shares of common stock	(3,363)	—		(3,363)

Total shareholders’ equity	895,116	21,405		916,521

Total liabilities and shareholders’ equity	$1,842,989	$491,119		$2,334,108

See accompanying notes to condensed consolidated pro forma financial statements.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

(in thousands except per share data)

	For the Year Ended December 31, 2012
		MHR	Pro Forma
	As Reported	Historical	Adjustments		Pro Forma
Revenues
Crude oil	$229,572	$70,231	$—		$299,803
Natural gas liquids (NGLs)	31,051	1,326	—		32,377
Natural gas	49,861	554	—		50,415
Gain on sale of property and equipment	4,282	—	—		4,282
Other	2,383	—	—		2,383

Total revenues	317,149	72,111	—		389,260
Operating expenses
Lease operating	31,266	6,023	—		37,289
Gathering, processing and transportation	14,196	351	—		14,547
Production and ad valorem taxes	10,634	3,908	—		14,542
General and administrative	45,900	—	—		45,900
Exploration	34,092	—	61,011	(c)	95,103
Depreciation, depletion and amortization	206,336	—	25,927	(b)	232,263
Impairments	104,484	—	—		104,484
Loss on firm transportation commitment	17,332	—	—		17,332
Other	—	—	—		—

Total operating expenses	464,240	10,282	86,938		561,460

Operating loss	(147,091)	61,829	(86,938)		(172,200)
Other income (expense)
Interest expense	(59,339)	—	(33,940	)(c)(d)	(93,279)
Loss on extinguishment of debt	(3,164)	—	(31,356)		(34,520)
Derivatives	36,187	—	—		36,187
Other	116	—	—		116

Loss from continuing operations before income taxes	(173,291)	61,829	(152,234)		(263,696)
Income tax benefit	68,702	—	35,800	(f)	104,502

Net loss from continuing operations	$(104,589)	$61,829	$(116,433)		$(159,193)

Loss from continuing operations per share:
Basic	$(2.18)				$(2.75)
Diluted	$(2.18)				$(2.75)
Weighted average shares outstanding:
Basic	47,919				57,919
Diluted	47,919				57,919

See accompanying notes to condensed consolidated pro forma financial statements.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

On April 2, 2013, Penn Virginia Oil & Gas Corporation (“PVOG”), a wholly-owned subsidiary of Penn Virginia Corporation (“Penn Virginia”, “PVA”, “we”, “us” or “our”), PVA and Magnum Hunter Resources Corporation (“MHR”) entered into a stock purchase agreement (“SPA”), in which PVOG will acquire the issued and outstanding shares of Eagle Ford Hunter, Inc. (“EFH”) from MHR (the “Acquisition”). Among the assets intended to be included in EFH at the time of the closing of the SPA are its working interests in 67 wells in the Eagle Ford Shale of South Texas referred to herein as the “Eagle Ford Properties”. The SPA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing.

On April 11, 2013, we intend to commence a cash tender offer (the “Tender Offer”) for all of our outstanding 10.375% Senior Notes due 2016 (the “2016 Senior Notes”).

We intend to finance the Acquisition and the Tender Offer with the net proceeds from debt financing (“Debt Financing”) and our issuance to MHR of 10 million shares of common stock (the “Stock Issuance” and, together with the Acquisition, the Tender Offer and the Debt Financing, the “Transactions”). The accompanying unaudited Condensed Consolidated Pro Forma Financial Statements present the financial statements of Penn Virginia Corporation and subsidiaries assuming the Transactions occurred as of December 31, 2012 with respect to the balance sheet and as of January 1, 2012 with respect to the statement of operations for the year ended December 31, 2012.

The unaudited Condensed Consolidated Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent what our financial position or results of operations would have been if the Transactions had occurred as presented, or to project our financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Transactions and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited Condensed Consolidated Pro Forma Financial Statements have been made.

The following are descriptions of the columns included in the accompanying unaudited Condensed Consolidated Pro Forma Financial Statements:

PVA Historical – Represents our historical condensed consolidated balance sheet as of December 31, 2012 and condensed consolidated statement of operations for the year ended December 31, 2012.

MHR Historical – Represents the historical revenues and direct operating expenses attributable to the Eagle Ford Properties for the year ended December 31, 2012. This information was derived from the audited Statement of Revenues and Direct Operating Expenses of the Eagle Ford Properties.

Pro Forma Adjustments – Represents the adjustments to the historical condensed consolidated financial statements required to derive our pro forma financial position as of December 31, 2012, assuming the Transactions occurred as of December 31, 2012 and our pro forma results of operations for the year ended December 31, 2012, assuming the Transactions occurred as of January 1, 2012.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

2. Preliminary Acquisition Accounting

We anticipate the Acquisition will close on May 2, 2013, for an estimated closing price of approximately $400 million, subject to customary purchase and sale adjustments, and will have an effective date of January 1, 2013.

The Acquisition is being accounted for using the acquisition method of accounting. Accordingly, the assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. Transaction costs associated with acquisition are expensed as incurred. Costs associated with the Debt Financing are capitalized as “Other assets” and amortized over future periods. Issuance costs associated with the Stock Issuance are recorded in “Paid-in capital” as a reduction of the proceeds received.

The following table summarizes the estimated acquisition date fair values of the net assets to be acquired in the pending transaction:

Assets
Oil and gas properties—proved and unproved	$401,500
Additions to oil and gas properties (from effective date to closing date)	42,875

444,375
Liabilities
Asset retirement obligations	(1,500)

Net assets to be acquired	$442,875

The fair values of the net assets to be acquired were measured using valuation techniques that convert future net cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) estimated future cash flows and (v) a market-based weighted average cost of capital. Because many of these inputs are not observable, we have classified the initial fair value estimate as a Level 3 input as that term is defined in U.S. GAAP.

3. Loss on Extinguishment of Debt

The loss on extinguishment of debt from the Tender Offer on the 2016 Senior Notes is derived as of December 31, 2012 for purposes of presentation on the Condensed Consolidated Pro Forma Balance Sheet and as of January 1, 2012 for purposes of presentation on the Condensed Consolidated Pro Forma Statement of Operations.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following table presents the determination of the loss on extinguishment of debt as of the dates presented:

	As of
	December 31,	January 1,
	2012	2012
Cash paid to repurchase 2016 Senior Notes in the Tender Offer	$318,000	$318,000
Unamortized debt issuance costs attributble to 2016 Senior Notes	5,631	6,917
Less: Carrying value of 2016 Senior Notes	(294,759)	(293,561)

Loss on extinguishment of debt	$28,872	$31,356

4. Pro Forma Adjustments

Condensed Consolidated Balance Sheet

(a)	To record the assets ($444.4 million) and liabilities ($1.5 million) to be acquired and the transactions to finance the Acquisition and the Tender Offer, including the Debt Financing ($775.0 million) and the Stock Issuance (10 million shares of common stock at $4.00 per share). In addition, debt issuance costs of $23.3 million were assumed to be paid and capitalized in Other assets and transaction costs associated with Acquisition of $1.5 million were assumed to have been expensed as incurred on December 31, 2012 and tax-effected at 39.6%. Also included is a loss on the extinguishment of debt of $28.9 million attributable to the 2016 Senior Notes assuming the Tender Offer was completed on December 31, 2012. The after-tax effect of the Acquisition and the Tender Offer is represented as a $18.3 million reduction to Retained earnings.

Condensed Consolidated Statement of Operations

(b)	To record incremental depreciation, depletion and amortization expense (“DD&A”) ($25.8 million), using the units of production method as applied to the production from the Eagle Ford Properties for the year ended December 31, 2012 based on the fair value attributable to the proved properties acquired, as well as incremental accretion expense attributable to the AROs assumed ($0.1 million).

(c)	To record incremental amortization expense based on the fair value attributable to the unproved properties acquired assuming a three-year remaining term for the underlying leases as well as capitalized interest ($1.6 million) attributable to the unproved properties.

(d)	To record interest expense on the Debt Financing at 8.5% ($65.9 million), a reduction of interest expense, accretion of debt discount and amortization of debt issuance costs ($33.6 million) attributable to the 2016 Senior Notes in connection with the Tender Offer and amortization of the debt issuance costs attributable to the Debt Financing ($3.3 million).

(e)	To record a loss on the extinguishment of the 2016 Senior Notes assuming the Tender Offer occurred on January 1, 2012.

(f)	To record the estimated income tax benefit related to the incremental items of revenue and expense using an effective income tax rate of 39.6%.

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

5. Supplemental Information on Oil and Gas Producing Activities

The following table sets forth unaudited pro forma information with respect to our quantities of proved reserves, including changes therein and proved developed and proved undeveloped reserves for the year ended December 31, 2012, giving effect to the Acquisition of the Eagle Ford Properties as if it had occurred on January 1, 2012. The estimates of reserves attributable to the Eagle Ford Properties may include development plans for those properties which are different from those that we will ultimately implement.

	Oil (MBbl)		NGLs (MBbl)		Natural Gas (MMcf)		MBOE
	PVA	MHR	PVA	MHR	PVA	MHR	PVA
Proved Developed and Undevloped Reserves	As Reported	Historical	As Reported	Historical	As Reported	Historical	Pro Forma
December 31, 2011	14,079	4,566	21,491	446	669,913	1,838	152,541
Revisions of previous estimates	(439)	5,541	(2,495)	242	(154,372)	910	(22,728)
Extensions, discoveries and other additions	13,444	1,392	2,578	88	13,405	352	19,795
Production	(2,252)	(686)	(884)	(44)	(20,261)	(167)	(7,271)
Purchase of reserves	39	—	1	—	6	—	41
Sales of reserevs in place	(20)	—	—	—	(101,172)	—	(16,882)

December 31, 2012	24,851	10,813	20,691	732	407,519	2,933	125,496

Proved Developed Reserves	10,472	3,928	8,266	283	169,449	1,133	51,379
Proved Undeveloped Reserves	14,379	6,885	12,425	449	238,070	1,800	74,116

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

5. Supplemental Information on Oil and Gas Producing Activities – continued

The following table sets forth unaudited pro forma information with respect to the standardized measure of the discounted future net cash flows attributable to our proved reserves, after giving effect to the Acquisition of the Eagle Ford Properties as if it had occurred on January 1, 2012. Future cash inflows were computed by applying the average prices of oil and gas during the 12-month period prior to the period end determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within the period and estimated costs as of that fiscal year end to the estimated future production of proved reserves. Natural gas prices were escalated only where existing contracts contained fixed and determinable escalation clauses. Contractually provided natural gas prices in excess of estimated market clearing prices were used in computing the future cash inflows only if we expect to continue to receive higher prices under legally enforceable contract terms. Future prices actually received may materially differ from current prices or the prices used in the standardized measure.

Future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expenses were computed by applying statutory income tax rates to the difference between pre-tax net cash flows relating to our proved reserves and the tax basis of proved oil and gas properties. In addition, the effects of statutory depletion in excess of tax basis, available net operating loss carryforwards and alternative minimum tax credits were used in computing future income tax expense. The resulting annual net cash inflows were then discounted using a 10% annual rate.

The standardized measure of future net cash flows attributable to the Eagle Ford Properties may include development plans for those properties which are different from those that we will ultimately implement. For purposes of computing PVA’s pro forma standardized measure of discounted future net cash flows, after giving effect to the Acquisition, we have assumed that the tax rates applicable to the Eagle Ford Properties would be the same as PVA’s historical tax rates.

	Year Ended December 31, 2012
		MHR	Pro Forma	PVA
	As Reported	Historical	Adjustments	Pro Forma
Future cash inflows	$4,365,357	$1,108,293	$—	$5,473,650
Future production costs	(1,206,478)	(237,252)	—	(1,443,730)
Future development costs	(1,118,859)	(282,400)	—	(1,401,259)

Future net cash flows before income tax	2,040,020	588,641	—	2,628,661
Future income tax expense	(548,132)	—	(158,162)	(706,294)

Future net cash flows	1,491,888	588,641	(158,162)	1,922,367
10% annual discount for estimated timing of cash flows	(994,014)	(347,904)	90,510	(1,251,408)

Standardized measure of discounted future net cash flows	$497,874	$240,737	$(67,652)	$670,959

Price measurement used:
$/Bbl of Oil	$102.24	$98.77
$/Bbl of NG:s	$39.48	$43.57
$/MMBtu	$2.47	$2.88

PENN VIRGINIA CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

5. Supplemental Information on Oil and Gas Producing Activities – continued

The following table sets forth unaudited pro forma information with respect to changes in the standardized measure of the discounted future net cash flows attributable to our proved reserves, giving effect to the Acquisition of the Eagle Ford Properties as if it had occurred on January 1, 2012.

	Year Ended December 31, 2012
		MHR	Pro Forma	PVA
	As Reported	Historical	Adjustments	Pro Forma
Sales of oil and gas, net of production costs	$(254,388)	$(61,787)	$—	$(316,175)
Net changes in prices and production costs	(207,045)	10,054	—	(196,991)
Extensions, discoveries and other additions	355,495	43,187	—	398,682
Development costs incurred during the period	119,706	20,944	—	140,650
Revisions of previous quantity estimates	(196,152)	166,576	—	(29,576)
Purchases if reserves-in-place	1,156	—	—	1,156
Sale of reserves-in-place	(116,151)	—	—	(116,151)
Accretion of discount	87,441	9,586	—	97,027
Net change in income taxes	25,312	—	(67,652)	(42,340)
Other changes	28,004	(43,679)	—	(15,675)

Net increase (decrease)	(156,622)	144,881	(67,652)	(79,393)
Beginning of year	654,496	95,856	—	750,352

End of year	$497,874	$240,737	$(67,652)	$670,959